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                                                                      EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                                         THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,               SEPTEMBER 30,
                                                                         1996          1997          1996           1997
                                                                        =======       =======       =======       =======
PRIMARY EARNINGS
     Income before extraordinary items ............................     $ 8,095       $11,383       $23,050       $33,012
     Extraordinary items ..........................................           7            14           183            75
                                                                        -------       -------       -------       -------
            Net Earnings ..........................................     $ 8,102       $11,397       $23,233       $33,087
                                                                        =======       =======       =======       =======

     Shares:
         Weighted average number of
            common shares outstanding .............................      38,661        42,203        34,695        42,059
                                                                        =======       =======       =======       =======

     Primary earnings per common share:
         Income before extraordinary items ........................     $  0.21       $  0.27       $  0.66       $  0.76
         Extraordinary items ......................................        --            --            0.01          0.03
                                                                        -------       -------       -------       -------
            Net Earnings ..........................................     $  0.21       $  0.27       $  0.67       $  0.79
                                                                        =======       =======       =======       =======

FULLY DILUTED EARNINGS
     Income before extraordinary items ............................     $ 8,095       $11,383       $23,050       $33,012
     Net interest expense related to convertible debt .............         973           979         2,923         2,935
                                                                        -------       -------       -------       -------
     Income before extraordinary items
         as adjusted ..............................................       9,068        12,362        25,973        35,947
     Extraordinary items ..........................................           7            14           183            75
                                                                        -------       -------       -------       -------
            Net earnings as adjusted ..............................     $ 9,075       $12,376       $26,156       $36,022
                                                                        =======       =======       =======       =======

     Shares:
         Weighted average number of common
            shares outstanding ....................................      38,661        42,204        34,857        42,115
         Assuming conversion of convertible debt ..................       7,188         7,188         7,188         7,188
                                                                        -------       -------       -------       -------
         Weighted average number of common
            shares outstanding as adjusted ........................      45,849        49,392        42,045        49,303
                                                                        =======       =======       =======       =======

     Fully diluted earnings per common share:
         Income before extraordinary items ........................     $  0.20       $  0.25       $  0.62       $  0.73
         Extraordinary items ......................................        --            --            --            --
                                                                        -------       -------       -------       -------
            Net earnings ..........................................     $  0.20       $  0.25       $  0.62       $  0.73
                                                                        =======       =======       =======       =======
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